Exhibit 5.1

[Davis Graham & Stubbs LLP Letterhead]

December 30, 2013

Board of Directors
Air Methods Corporation
7301 South Peoria
Englewood, Colorado 80112

Re:	Registration Statement on Form S-3

We have acted as counsel to Air Methods Corporation (the “Company”) in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the “Act”), of an unlimited amount of: (i) shares of the Company’s common stock, par value $0.06 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”), (iii) depositary shares (the “Depositary Shares”), (iv) senior and/or subordinated debt securities of the Company (together, the “Debt Securities”), (v) guarantees of Debt Securities (the “Guarantees”), (vi) warrants to purchase any of the Common Stock, Preferred Stock, Debt Securities or any combination of those securities (the “Warrants”), (vii) purchase contracts entitling or obligating holders to purchase from or sell to the Company, and for the Company to sell to or purchase from such holders, a specific or varying number of debt or equity securities issued by the Company or by an entity unaffiliated with the Company at a future date or dates (the “Purchase Contracts”), (viii) rights to purchase the Common Stock or Preferred Stock (the “Rights”), (ix) units consisting of any combination of the foregoing securities (the “Units”), and (x) such indeterminate amount and number of each class or series of the foregoing securities as may be issued upon conversion, exchange, exercise or settlement, as applicable, of any other securities that provide for such conversion, exchange, exercise or settlement (collectively, the “Indeterminate Securities”).  The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Guarantees, Warrants, Purchase Contracts, Rights, Units and Indeterminate Securities are referred to collectively herein as the “Securities.”

The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”), and pursuant to Rule 415 under the Act.

The Debt Securities and the Guarantees will be issued from time to time either in whole or in part under one or more indentures (each, an “Indenture”), each of which will be between the Company and a financial institution named therein as the trustee (the “Trustee”).  The Depositary Shares will be issued under one or more deposit agreements (each, a “Depositary Agreement”) between the Company and a bank or trust company to be named therein as depositary (the “Depositary”).  The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a counterparty or counterparty identified therein or a financial institution identified therein as the warrant agent (each, a “Counterparty”).  The Purchase Contracts will be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”) between the Company and one or more purchase contract agents named therein (each, a “Purchase Contract Agent”).  The Rights will be issued under one or more rights agreements (each, a “Rights Agreement”) between the Company and a bank or trust company identified therein as rights agent (each, a “Rights Agent”).  The Units will be issued under one or more unit agreements (each, a “Unit Agreement”), each to be between the Company and a counterparty or counterparties identified therein (the “Unit Counterparty”).

In rendering the following opinion, we have examined original or copies certified or otherwise identified to our satisfaction as being true copies, only of the following:

A.	The Certificate of Incorporation of the Company, as amended to date;

B.	The Bylaws of the Company, as amended to date;

C.	The Registration Statement; and

D.	The resolutions of the Board of Directors of the Company relating to the approval of the filing of the Registration Statement and transactions in connection therewith.

In our examination, we have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as copies.  We have also assumed that (i) at the time of execution, authentication, issuance, and delivery of the Debt Securities, the Indenture will be the valid and legally binding obligation of the Trustee; (ii) at the time of execution, authentication, issuance, and delivery of Depositary Shares, the Depositary Agreement will be the valid and legally binding obligation of the Depositary; (iii) at the time of execution, countersignature, issuance, and delivery of the Warrants, the Warrant Agreement will be the valid and legally binding obligation of the Counterparty; (iv) at the time of execution, countersignature, issuance, and delivery of the Purchase Contracts, the Purchase Contract Agreement will be the valid and legally binding obligation of the Purchase Contract Agent; (v) at the time of execution, countersignature, issuance, and delivery of the Rights, the Rights Agreement will be the valid and legally binding obligation of the Rights Agent; and (vi) at the time of execution, countersignature, issuance, and delivery of any Units, the Unit Agreement will be the valid and legally binding obligation of the Unit Counterparty.

As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records, and instruments.

In connection with the issuance of the Debt Securities and the Guarantees, we have assumed further that (i) at the time of execution, authentication, issuance, and delivery of the Indenture, the Debt Securities and the Guarantees will have been duly authorized, executed, and delivered by the Company and the guarantors, as applicable; (ii) execution, delivery, and performance by the Company of the Indenture and the Debt Securities will not violate the laws of any jurisdiction; and (iii) execution, delivery and performance by the guarantors of the Guarantees and/or the Indenture will not violate the laws of any jurisdiction.

In connection with the issuance of Depositary Shares, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Depositary Shares, the related Depositary Agreement will have been duly authorized, executed, and delivered by the Company and (ii) execution, delivery, and performance by the Company of such Depositary Agreement and such Depositary Shares will not violate the laws of any jurisdiction.

In connection with the issuance of Warrants, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed, and delivered by the Company and (ii) execution, delivery and performance by the Company of such Warrant Agreement and such Warrants will not violate the laws of any jurisdiction.

In connection with the issuance of Purchase Contracts, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Purchase Contracts, the related Purchase Contract will have been duly authorized, executed, and delivered by the Company and (ii) execution, delivery and performance by the Company of such Purchase Contract Agreement and such Purchase Contracts will not violate the laws of any jurisdiction.

In connection with the issuance of the Rights, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Rights, the related Rights Agreement will have been duly authorized, executed, and delivered by the Company and (ii) execution, delivery, and performance by the Company of such Rights Agreement and such Rights will not violate the laws of any jurisdiction.

In connection with the issuance of the Units, we have assumed further that (i) at the time of execution, countersignature, issuance, and delivery of any Units, the related Unit Agreement will have been duly authorized, executed, and delivered by the Company and (ii) execution, delivery, and performance by the Company of such Unit Agreement and such Units will not violate the laws of any jurisdiction.

The Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.            With respect to the Common Stock, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock; (iii) the due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, or Prospectus Supplement approved by the Board of Directors of the Company; and (iv) that the consideration for the Common Stock is not less than the par value thereof, the Common Stock will be validly issued, fully paid, and nonassessable.

2.            With respect to the Preferred Stock, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking by the Board of Directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof; (iii) the due filing of an amendment to the Certificate of Incorporation of the Company (or Certificate of Designation of the rights of the particular series of Preferred Stock) with the Delaware Secretary of State setting forth the terms of such Preferred Stock; and (iv) the due issuance and delivery of the Preferred Stock upon payment therefor in accordance with the applicable definitive underwriting agreement, if applicable, or Prospectus Supplement approved by the Board of Directors of the Company, the Preferred Stock will be validly issued, fully paid, and nonassessable.

3.            With respect to the Debt Securities or Guarantees, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking of all necessary corporate action to approve the issuance and terms of the Debt Securities and Guarantees, the terms of the offering thereof, and related matters by the Board of Directors of the Company and governing bodies of the guarantors; (iii) the applicable Indenture and the Trustee have been qualified under the Trust Indenture Act of 1939; and (iv) the due execution, authentication, issuance, and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Company and governing bodies of the guarantors and otherwise in accordance with the provisions of the applicable Indenture, Guarantees and such agreement, such Debt Securities and Guarantees will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.            With respect to the Depositary Shares, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking of all necessary corporate action to authorize and approve the issuance of the Depositary Shares, the final terms establishing the depositary receipts representing the Depositary Shares (the “Depositary Receipts”) in the form contemplated and authorized by a Depositary Agreement and related matters by the Board of Directors of the Company; (iii) the due filing of an amendment to the Certificate of Incorporation (or Certificate of Designation) with the Delaware Secretary of State setting forth the terms of such Preferred Stock with respect to which Depositary Shares are issued; (iv) the due execution, authentication, issuance, and delivery of the Depositary Shares, upon payment of the consideration therefor provided in the applicable purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Depositary Agreement; and (v) the conditions in the applicable Depositary Agreement have been satisfied, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Depositary Agreement for such Depositary Receipts.

5.            With respect to the Warrants, assuming (i) the Registration Statement (including any amendments thereto) shall become effective under the Act; (ii) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Warrant Agreement and issuance of the Warrants; and (iii) the due execution, countersignature, issuance, and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.            With respect to the Purchase Contracts, assuming (i) the Registration Statement (including any amendments thereto) shall have become effective under the Act; (ii) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of a Purchase Contract; (iii) the due execution, countersignature, issuance, and delivery of such Purchase Contracts upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Purchase Contract and such agreement; (iv) if such Purchase Contracts relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above have been taken; (v) if such Purchase Contracts relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above have been taken; (vi) if such Purchase Contracts relate to the issuance and sale of Debt Securities, the actions described in paragraph 3 above have been taken; (vii) if such Purchase Contracts relate to the issuance and sale of Depositary Shares, the actions described in paragraph 4 above have been taken; and (viii) if such Purchase Contracts relate to the issuance and sale of Warrants, the actions described in paragraph 5 above have been taken, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

7.            With respect to the Rights, assuming (i) the Registration Statement (including any amendments thereto) shall have become effective under the Act; (ii) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of the Rights Agreements and issuance of the Rights; (iii) the due execution, countersignature, issuance, and delivery of the Rights upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Rights Agreement and such agreement; (iv) if such Rights Agreements relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above have been taken; and (v) if such Rights Agreements relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above have been taken, such Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

8.            With respect to the Units, assuming (i) the Registration Statement (including any amendments thereto) shall have become effective under the Act; (ii) the taking of all necessary corporate action by the Board of Directors of the Company to approve the execution and delivery of the Unit Agreements and issuance of the Units; (iii) the due execution, countersignature, issuance, and delivery of the Units upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting, or similar agreement, as applicable, or Prospectus Supplement approved by the Board of Directors of the Company and otherwise in accordance with the provisions of the applicable Unit Agreement and such agreement; (iv) if such Unit Agreements relate to the issuance and sale of Common Stock, the actions described in paragraph 1 above have been taken; (v) if such Unit Agreements relate to the issuance and sale of Preferred Stock, the actions described in paragraph 2 above have been taken; (vi) if such Unit Agreements relate to the issuance and sale of Debt Securities or Guarantees, the actions taken in paragraph 3 above have been taken; (vii) if such Unit Agreements relate to the issuance and sale of Depositary Shares, the actions described in paragraph 4 above have been taken; and (viii) if such Unit Agreements relate to the issuance and sale of Warrants, the actions described in paragraph 5 above have been taken, such Units will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

Insofar as this opinion relates to the validity, binding effect or enforceability of any agreement or obligation of the Company, it is subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance and similar laws affecting creditors’ rights generally; (ii)  the effects of general equitable principles including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether enforcement is considered in a proceeding in equity or law; (iii) the discretion of the court before which any proceeding for enforcement may be brought; (iv) the unenforceability of provisions that may be deemed contrary to the public policy; (v) the rights or remedies available to any party for violations or breaches of any provisions of the Depositary Shares, Debt Securities, Guarantees, Warrants, Purchase Contracts, Rights and Units, as applicable, that are immaterial or the enforcement of which would be unreasonable under the then existing circumstances; (vi) the rights or remedies available to any party for material violations or breaches that are the proximate result of actions taken by any party to the Depositary Shares, Debt Securities, Guarantees, Warrants, Purchase Contracts, Rights and Units, as applicable, other than the party against whom enforcement is sought, which actions such other party is not entitled to take pursuant to the Depositary Shares, Debt Securities, Guarantees, Warrants, Purchase Contracts, Rights and Units, as applicable, or that otherwise violate applicable laws; (vii) the rights or remedies available to any party that takes discretionary action that is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Depositary Shares, Debt Securities, Guarantees, Warrants, Purchase Contracts, Rights and Units, as applicable, permit such action or (viii) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law.

We express no opinion (a) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (b) with respect to whether acceleration of Debt Securities or Guarantees may affect the collectability of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Securities covered by the Registration Statement or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company.  This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein.  The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the General Corporation Law of the State of Delaware, including the provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, and the federal laws of the United States of America.  We hereby consent to any reference to our firm in the Registration Statement and to the filing of this opinion as an exhibit to the aforesaid Registration Statement.  In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules of the Securities and Exchange Commission.

Very truly yours,

/s/ Davis Graham & Stubbs LLP

DAVIS GRAHAM & STUBBS LLP